UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 10, 2021

European Wax Center, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40714	86-3150064
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5830 Granite Parkway, 3rd Floor
Plano, TX 75024

(Address of principal executive offices) (Zip Code)

(469) 264-8123

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.00001 per share	EWCZ	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR § 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR § 240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 10, 2021, European Wax Center, Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with certain stockholders affiliated with General Atlantic, L.P. and employees in connection with the Company’s previously announced public offering (the “Offering”) of 5,216,977 shares of its Class A common stock, which included 2,851,617 shares of Class A common stock offered by certain selling stockholders affiliated with General Atlantic, L.P. (the “Selling Stockholders”). Pursuant to the Purchase Agreement, the Company used the net proceeds from the public offering, including the net proceeds received from the underwriters’ exercise of their option to purchase additional shares, to purchase an equivalent number of non-voting common units in EWC Ventures, LLC and corresponding shares of the Company’s Class B common stock at a net price per unit and share equal to the price per share paid by the underwriters for shares of Class A common stock in the Offering.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 8.01	Other Events.

On November 10, 2021, the Company announced the pricing of the Offering of 5,216,977 shares of its Class A common stock, including 2,851,617 shares of Class A common stock offered by the Selling Stockholders, at a price to the public of $26.25 per share. In addition, the Company and Selling Stockholders granted the underwriters a 30-day option to purchase up to 782,546 additional shares of the Company’s Class A common stock. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On November 12, 2021, the underwriters exercised their option to purchase a total of 782,546 additional shares of Class A common stock at the price to the public of $26.25 per share, less underwriting discounts and commissions.

On November 15, 2021, the Company and Selling Stockholders closed the Offering, selling 5,999,523 shares of Class A common stock, including 3,297,922 shares of Class A common stock sold by the Selling Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Purchase Agreement, dated as of November 10, 2021, by and among the Company and the sellers listed on the signature pages thereto
99.1	Press release, dated November 10, 2021
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: November 15, 2021	EUROPEAN WAX CENTER, INC.

	By:	/s/ GAVIN M. O’CONNOR
Name: Gavin M. O’Connor
Title: Chief Legal Officer, Chief Human Resources Officer and Corporate Secretary